SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2003 (Date of earliest event reported)

BIOLASE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19627	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of Principal Executive Offices, Including Zip Code)

(949) 361-1200

(Registrant’s Telephone Number, Including Area Code)

Introductory Note

On September 17, 2003, BioLase Technology, Inc. (the “Company”) filed an amendment to its Annual Report on Form 10-K/A for the year ended December 31, 2002, and amended quarterly reports on Form 10-Q/A for each of the quarterly periods ended in 2002 and the quarterly period ended March 31, 2003 (collectively, the “Amended Filings”). As reported in the Amended Filings, the Company restated its financial statements relating to the periods covered by the Amended Filings to reflect a change in the timing of revenue recognition. This restatement requires a corresponding change to the pro forma financial statements that the Company prepared in relation to its acquisition of the American Dental Laser product line and other dental laser assets of American Technologies, Inc. in May 2003. The above-referenced pro forma financial statements were included in the Company’s Current Report on Form 8-K originally filed on June 4, 2003, and subsequently amended on June 23, 2003 and August 1, 2003. The Company is filing this amendment to Current Report on Form 8-K/A to reflect the change in the previously filed pro forma financial statements and information due to the restatement of the Company’s historical statements. The restatement of the Company’s financial statements had no effect on the financial statements of the business acquired by the Company, which were also included in the original Form 8-K and are set forth in their entirety in this Form 8-K/A.

2

The undersigned Registrant hereby amends the following items: Financial Statements and Exhibits of their Form 8-K dated June 4, 2003, as amended on June 23, 2003 and August 1, 2003 as set forth in the pages attached hereto.

Item 7 of the Current Report on Form 8-K dated June 4, 2003 filed by BioLase Technology, Inc. is hereby amended to read in its entirety as follows:

Item 7.    Financial Statements and Exhibits.

(a)	Pro Forma Financial Information.

See Index to Financial Statements (page F-1).

(b)	Financial Statements of Business Acquired.

See Index to Financial Statements (page F-1).

(c)	Exhibits.

	2.1	Asset Purchase Agreement, dated May 12, 2003, by and among American Medical Technologies, Inc., BioLase Technology, Inc. and BL Acquisition Corp.*
	2.2	Amendment No. 1 to Asset Purchase Agreement, dated May 16, 2003, by and among American Medical Technologies, Inc., BioLase Technology, Inc. and BL Acquisition Corp.*
	2.3	Amendment No. 2 to Asset Purchase Agreement, dated May 20, 2003, by and among American Medical Technologies, Inc., BioLase Technology, Inc. and BL Acquisition Corp.*
	23.1	Consent of Hein & Associates LLP.
	99.1	Press Release, dated May 14, 2003.*
	99.2	Press Release, dated May 22, 2003.*

* Previously filed.

3

BIOLASE TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

In May 2003, we acquired the American Dental Laser product line and related dental laser assets consisting of inventory, patents, customer names, and other intellectual property, from American Medical Technology, Inc. The purchase price totaled $5,765,000, which was comprised of a $1,825,000 cash payment, 307,500 shares of our common stock, and $134,000 in costs directly attributable to the acquisition. The acquisition will be accounted for as a purchase; accordingly, the tangible and identifiable intangible assets acquired will be recorded at their fair values with the residual of the purchase price recorded as goodwill. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed date, nor is it in our view necessarily indicative of the future operating results or financial position of the combined companies. We acquired principally patents, brand names, customer lists and other intangibles that give us the ability to manufacture and market the seller’s dental laser products, and we did not assume the seller’s personnel or facilities. As a result, we believe we can integrate the acquired assets into our existing sales and manufacturing infrastructure at cost levels that enable us to achieve operating margins similar to our existing operations.

Management is responsible for valuing the acquired assets of American Dental Laser. We considered a number of factors in performing this valuation, including a valuation of the identifiable intangible assets. The unaudited pro forma financial information is based on the results of our assessment. The fair value assigned to the intangible assets was determined using estimates of discounted cash flow for the patents, trademarks, trade name and non-competition agreement; and the cost approach was used to estimate the fair value of the customer list. Our final purchase price allocation is expected to be completed within three months, during which time we will continue to evaluate the inventory acquired from American Dental Laser. Differences, if any, that may arise from our evaluation include increases or decreases to the amount allocated to inventory. However, we believe the amount allocated to inventory is based on assumptions that are reasonable.

The unaudited combined condensed pro forma balance sheet is based on our individual balance sheet and the financial statements of American Dental Laser appearing elsewhere in this Form 8-K/A and has been prepared to reflect our acquisition of American Dental Laser as of March 31, 2003. The unaudited pro forma combined condensed statement of operations is based on our individual statements, and the financial statements of American Dental Laser appearing elsewhere in this Form 8-K/A, and combines our results of operations for the year ended December 31, 2002, the three months ended March 31, 2003, and the six months ended June 30, 2003 and American Dental Laser’s results of operations for the year ended December 31, 2002, the three months ended March 31, 2003, and the period from January 1, 2003 to May 21, 2003 as if the acquisition occurred on January 1, 2002. These unaudited combined condensed pro forma financial statements should be read in conjunction with our historical financial statements and notes thereto included in Amendment No. 1 to our annual report on Form 10-K/A filed on September 17, 2003 and the financial statements of American Dental Laser included elsewhere in this Form 8-K/A.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(in thousands)

	March 31, 2003
			Pro Forma
	BioLase (Restated)	American Dental Laser	Acquisition Adjustment		Combined
ASSETS
Current assets:
Cash and cash equivalents	$5,811	$—	$(1,959	)(A)	$3,852
Accounts receivable, net	3,833	70	(70	)(B)	3,833
Inventory	3,690	994	(750	)(C)	3,934
Deferred charges on product shipped	1,152	—	—		1,152
Prepaid expenses and other current assets	862	28	(28	)(B)	862

Total current assets	15,348	1,092	(2,807)		13,633
Property and equipment, net	1,750	3	—		1,753
Patents, trademarks and other intangibles, net	61	—	2,674	(D)	2,735
Goodwill	—	—	2,845	(D)	2,845
Other assets	39	—	—		39

Total assets	$17,198	$1,095	$2,712		$21,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Lines of credit	$1,792	$—	$—		$1,792
Accounts payable and accrued liabilities	4,912	843	(843	)(B)	4,912
Customer deposits	294	—	—		294
Deferred revenue on product shipped	3,079	—	—		3,079
Deferred gain on sale of building, current portion	63	—	—		63
Debt	1,257	—	—		1,257

Total current liabilities	11,397	843	(843)		11,397
Deferred gain on sale of building	126	—	—		126

Total liabilities	11,523	843	(843)		11,523
Stokholders’ equity	5,675	252	3,807	(E)	9,482
			(252	)(B)

Total liabilities and stockholders’ equity	$17,198	$1,095	$2,712		$21,005

See accompanying notes to pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(in thousands, except per share data)

Note 1—The Unaudited Pro Forma Combined Condensed Balance Sheet has been prepared to reflect the acquisition of the American Dental Laser division (“ADL”) of American Medical Technologies, Inc. (“AMT”) by us for an aggregate purchase price of $5,765, which consists of the issuance of 308 shares of Biolase common stock valued at $12.38 per share, using our average common stock price as quoted on the Nasdaq for the period from May 19, 2003 through May 23, 2003, $1,825 in cash and $134 in costs directly attributable to the acquisition. The total purchase price will be allocated to the acquired tangible and intangible assets of ADL based on their fair values with the balance allocated to goodwill. The amount and components of the estimated purchase price along with the allocation to assets purchased are as follows:

Tangible assets acquired	$246
Identifiable intangible assets acquired	2,674
Goodwill	2,845

Total purchase price	$5,765

Pro forma adjustments are made to reflect:

(A)	The payment of $1,959 for the cash component of the purchase price which includes $1,825 per the asset purchase agreement and $134 in transaction costs.

(B)	The elimination of ADL assets not acquired by us and the stockholders’ equity accounts of ADL.

(C)	Reduction of acquired inventory to its estimated selling price less a reasonable profit margin.

(D)	The allocation of the purchase price to the $1,172 in acquired patents, $91 in acquired non-compete agreement and $432 in acquired customer lists with estimated lives of ten years, four years and six years, respectively, as well as $979 in acquired tradenames and trademarks with indefinite lives and $2,845 in goodwill.

(E)	The issuance of 308 shares of our common stock, which is a component of the purchase price.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31, 2002
			Pro Forma
	BioLase (Restated)	American Dental Laser	Acquisition Adjustment		Combined
Net sales	$27,257	$4,505	$—		$31,762
Cost of sales	10,485	3,729	—		14,214

Gross profit	16,772	776	—		17,548

Other income	63	—	—		63

Operating expenses:
Sales, marketing, general and administrative	13,739	3,877	—		17,616
Engineering and development	1,684	310	—		1,994
Restructuring costs	—	326	—		326
Amortization expense	—	—	212	(A)	212

Total operating expenses	15,423	4,513	212		20,148

Income (loss) from operations	1,412	(3,737)	(212)		(2,537)
Non-operating income (loss)	86	(137)	—		(51)
Income tax benefit	—	123	—		123

Net income (loss)	$1,498	$(3,751)	$(212)		$(2,465)

Net income (loss) per share—
Basic	$0.08				$(0.12)
Diluted	$0.07				$(0.12)
Shares used in computing net income (loss) per share—
Basic	19,929				20,237
Diluted	21,303				20,237

See accompanying notes to pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31, 2003
			Pro Forma
	BioLase (Restated)	American Dental Laser	Acquisition Adjustment		Combined
Net sales	$9,198	$412	$—		$9,610
Cost of sales	3,347	296	—		3,643

Gross profit	5,851	116	—		5,967

Other income	16	—	—		16

Operating expenses:
Sales, marketing, general and administrative	4,469	211	—		4,680
Engineering and development	512	26	—		538
Amortization expense	—	—	53	(A)	53

Total operating expenses	4,981	237	53		5,271

Income (loss) from operations	886	(121)	(53)		712
Non-operating income (loss)	54	12	—		66

Net income (loss)	$940	$(109)	$(53)		$778

Net income per share—
Basic	$0.05				$0.04
Diluted	$0.04				$0.04
Shares used in calculating net income per share—
Basic	20,369				20,677
Diluted	21,709				22,017

See accompanying notes to pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Six Months Ended June 30, 2003
			Pro Forma
	BioLase	American Dental Laser(1)	Acquisition Adjustment		Combined
Net sales	$19,557	$601	$—		$20,158
Cost of sales	7,362	412	—		7,774

Gross profit	12,195	189	—		12,384

Other income	32	—	—		32

Operating expenses:
Sales, marketing, general and administrative	9,113	355	81	(A)	9,549
Engineering and development	1,033	34	—		1,067

Total operating expenses	10,146	389	81		10,616

Income (loss) from operations	2,081	(200)	(81)		1,800
Non-operating income (loss)	112	10	—		122

Net income (loss)	$2,193	$(190)	$(81)		$1,922

Net income per share—
Basic	$0.11				$0.09
Diluted	$0.10				$0.08
Shares used in calculating net income per share—
Basic	20,781				20,781
Diluted	22,691				22,691

(1)	Represents American Dental Laser’s results of operations from January 1, 2003 to May 21, 2003, the date of acquisition.

See accompanying notes to pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share amounts)

Note 1—The Unaudited Pro Forma Combined Condensed Statement of Operations reflect the proposed acquisition outlined in Note 1 to the Unaudited Pro Forma Combined Condensed Balance Sheet.

(A)—Amortization expense for the acquired patents, customer lists and a non-compete agreement using an estimated useful life of ten years, six years and four years, respectively. The trademarks and trade names were determined to have indefinite lives. Goodwill resulting from the acquisition is not amortized in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142.

Note 2—Basic and diluted net loss per share for the year ended December 31, 2002 was computed using the 19,929,000 shares of our common stock outstanding, plus the 307,500 shares issued as a component of the purchase price.

Note 3—Basic and diluted net loss per share for the three months ended March 31, 2003 was computed using the 20,369,000 and 21,709,000 shares of our common stock outstanding, respectively, plus the 307,500 shares issued as a component of the purchase price.

Note 4—Basic and diluted net income per share for the six months ended June 30, 2003 was computed using the 20,781,000 and 22,691,000 shares of our common stock outstanding, respectively, which includes the 307,500 shares issued as a component of the purchase price.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors  American Medical Technologies, Inc.

We have audited the accompanying statements of selected assets and liabilities of the American Dental Laser division (“Division”) of American Medical Technologies, Inc. (“Company”) as of December 31, 2002 and 2001 and the related statements of revenues and expenses for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the statements of selected assets and liabilities of the American Dental Laser division of American Medical Technologies, Inc. as of December 31, 2002 and 2001 and the statements of revenues and expenses for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Division will continue as a going concern. As discussed in Note 1 to the financial statements, the Division has incurred a net loss of $3,750,635 for the year ended December 31, 2002. This matter raises substantial doubt about the Division’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the financial statements. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets that may result from the outcome of this uncertainty.

HEIN + ASSOCIATES LLP

Houston, Texas

July 25, 2003

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

STATEMENTS OF SELECTED ASSETS AND LIABILITIES

	December 31, 2001	December 31, 2002	March 31, 2003
			(unaudited)
ASSETS
Current Assets:
Accounts receivable, less allowance for doubtful accounts of $205,000 in 2001, $100,000 in 2002 and $46,000 in 2003	$537,833	$160,886	$69,646
Inventories, net	2,237,854	1,177,364	993,624
Other current assets	98,511	30,924	28,424

Total current assets	2,874,198	1,369,174	1,091,694
Property and equipment, net	5,854	3,586	3,020

Total assets	2,880,052	$1,372,760	$1,094,714

LIABILITIES AND DIVISIONAL EQUITY
Current Liabilities:
Accounts payable	$579,806	$843,084	$842,852
Divisional equity:
Divisional surplus (deficit)	1,903,732	(1,846,903)	(1,956,450)
Intercompany transactions	396,514	2,376,579	2,208,312

Total divisional equity	2,300,246	529,676	251,862

Total liabilities and divisional equity	$2,880,052	$1,372,760	$1,094,714

See accompanying notes to these financial statements.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

STATEMENTS OF REVENUES AND EXPENSES

	Year Ended December 31,	Year Ended December 31,	Three Months Ended March 31,
	2001	2002	2002	2003
			(unaudited)
Revenues	$7,423,677	$4,378,210	$1,549,296	$267,181
Royalties	197,211	126,683	33,224	144,623

	7,620,888	4,504,893	1,582,520	411,804
Cost of sales	3,873,458	3,728,669	787,811	296,337

Gross profit	3,747,430	776,224	794,709	115,467
Cost and expenses:
Selling, general and administrative	5,006,716	3,876,752	1,013,716	210,730
Research and development	433,414	309,838	60,168	26,322
Restructuring costs	—	326,415	—	—

Loss from operations	(1,692,700)	(3,736,781)	(279,175)	(121,585)
Other income (expense):
Other income	64,345	9,333	5,733	29,741
Interest expense	(86,478)	(146,787)	(27,749)	(17,686)

Loss before income taxes	(1,714,833)	(3,874,235)	(301,191)	(109,530)
Income tax expense (benefit)	—	(123,600)	—	17

Net loss	$(1,714,833)	$(3,750,635)	$(301,191)	$(109,547)

See accompanying notes to these financial statements.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2001	Year Ended December 31, 2002	Three Months Ended March 31,
			2002	2003
			(unaudited)
Cash flows from operating activities:
Net loss	$(1,714,833)	$(3,750,635)	$(301,191)	$(109,547)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,268	2,268	567	567
Provision for slow-moving inventory	274,995	1,151,514	26,132	145,654
Provision for doubtful accounts	46,488	49,942	—	—
Changes in operating assets and liabilities:
Accounts receivable	1,488,412	327,006	213,848	91,240
Inventories	(565,887)	(91,024)	(259,467)	38,084
Other current assets	(1,329)	67,587	12,532	2,500
Accounts payable	73,372	263,277	(25,577)	(231)
Intercompany transactions	396,514	1,980,065	333,156	(168,267)

Net cash used in operating activities	—	—	—	—
Cash, at beginning of period	—	—	—	—

Cash, at end of period	$—	$—	$—	$—

See accompanying notes to these financial statements.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

American Dental Lasers (the “Division” or “ADL”) was a division of American Medical Technologies, Inc. (“AMT”), which develops, manufactures and markets high technology products designed primarily for general dentistry. The accompanying financial statements are derived from the historical books and records of AMT and present the statement of selected assets and liabilities and revenues and expenses applicable to the U.S. laser operations of AMT. On May 21, 2003, AMT entered into an Asset Purchase Agreement with BioLase Technology, Inc. (“BioLase”) for the sale of AMT’s laser assets for cash and stock with an aggregate value of approximately $5.6 million. The purchase price consists of $1,825,000, to be paid to Bank One to retire AMT’s debt to Bank One, and 307,500 shares of BioLase common stock.

Going Concern—The Division’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Division incurred a net loss of $3,750,635 for the year ended December 31, 2002, which raises substantial doubt about the Division’s ability to continue as a going concern.

Basic of Presentation—The accompanying unaudited financial statements of ADL for the three-month periods ended March 31, 2002 and 2003 have been prepared by management in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments and allocations, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included.

The statements of selected assets and liabilities have been prepared using the historical basis of accounting and include all of the assets and liabilities specifically identifiable with the U.S. operations of the Division. The statements of selected assets and liabilities do not include assets and liabilities of AMT which are not specifically identifiable with the Division. These assets and liabilities are as follows:

•	Trade accounts receivable arising from the sale of laser parts;

•	Prepaid insurance and similar prepaid expenses;

•	Property and equipment of AMT other than equipment acquired by BioLase;

•	Accounts payable for amounts due to vendors supplying solely non-laser inventory, a combination of laser and non-laser inventory, or selling, general and administrative goods and services; and

•	Accrued liabilities such as accrued warranty, restructuring and compensation costs.

Allocation of these assets and liabilities using methods based upon revenues, net loss, assets and equity would not necessarily be reflective of the nature of the costs incurred. Depreciation, warranty, restructuring, compensation and interest expenses have been allocated to the Division and are considered intercompany charges for use of assets and resources that are not specifically identifiable with the Division.

The statement of revenues and expenses includes all revenue and expenses attributable to the U.S. operations of the Division, including a corporate allocation of costs of shared services (including legal, finance, sales, and marketing and corporate office expenses). These costs are allocated to the Division on a basis that is considered by management to reflect most fairly or reasonably the utilization of services provided to or the benefit obtained by the Division, such as the percentage of revenues or actual utilization. Therefore, AMT used a

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

percentage of revenue approach in allocating these charges such that approximately 34.08%, 53.46%, 52.06% and 54.42% of these costs and expenses are allocated to ADL for the three months ended March 31, 2003 and 2002 and the years ended December 31, 2002 and 2001, respectively. Interest expense, which represents interest on bank debt incurred by AMT, was allocated to ADL, based on the percentage of revenue approach using these same percentages. Management believes the methods used to allocated these amounts are reasonable. However, the financial information included herein does not necessarily reflect what the financial position or results of operation would have been had the Division operated as a stand-alone public entity during the periods covered, and may not be indicative of future results of operations or financial position. For the years ended December 31, 2002, and 2001 and the three months ended March 31, 2002 and 2003, such allocated costs amounted to $3,381,838, $4,561,261, $933,639 and $244,787, respectively, and are included in operating expenses.

The details of the allocation were as follows:

	Year Ended December 31, 2001	Year Ended December 31, 2002	Three Months Ended March 31,
			2002	2003
			(unaudited)
Selling, general and administrative	$4,041,369	$2,598,798	$845,722	$200,779
Research and development	433,414	309,838	60,168	26,322
Restructuring	—	326,415	—	—
Interest expense	86,478	146,787	27,749	17,686

	$4,561,261	$3,381,838	$933,639	$244,787

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimate—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. The determination of the Division’s valuation allowance for inventory is a significant estimate that could change materially over the next year should circumstances affecting the Division’s current sales volumes change.

Inventories—Inventories consist of the following:

	December 31, 2001	December 31, 2002	March 31, 2003
			(unaudited)
Finished goods	$1,013,825	$705,722	$597,939
Raw materials, parts and supplies, net of reserve for slow moving inventory of $297,700, $1,449,214 and $1,594,870, respectively	1,224,029	471,642	395,685

	$2,237,854	$1,177,364	$993,624

The Division’s reserve for slow moving inventory is evaluated periodically based on its current and projected sales and usage. Prior to the fourth quarter 2002, the Division’s inventory reserve was calculated by comparing on hand quantities as of the measurement date to the prior twelve months’ sales. The reserve calculation assumed that sales for each unit or part will not be less than sales for the prior twelve months. Changes to the reserves were included in costs of goods sold and had a direct impact on the Division’s financial position and result of operations. The reserve was calculated differently for finished units than it was for parts. For parts, when the on hand quantity exceeded the prior twelve months’ sales and usage, the excess inventory

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

was calculated by subtracting the greater of the prior twelve months’ sales and usage or a base quantity of 50 from the quantity on hand. This excess was then 100% reserved. The base quantity of 50 represented management’s determination of the minimum quantity of parts needed to fulfill its service, repair, and warranty obligations for five years. All parts or units with less than twelve months of sales or usage history were excluded from the calculation.

In the fourth quarter of 2002, the Division changed certain assumptions it uses in computing the inventory valuation allowance. The inventory reserve calculation remained the same for finished units, but was changed for parts. For parts, the new policy assumes that three years of projected parts usage of any given part will not be subject to a valuation allowance. Any parts on hand exceeding three years of projected usage are subject to a 100% valuation allowance. For purposes of computing the valuation allowance at December 31, 2002 and March 31, 2003, parts usage was projected at 50% of the prior 12 months part usage. This change in methodology resulted in an increase in the reserve for slow moving inventory of $854,996 versus what it would have been under the prior methodology for the year ended December 31, 2002.

Restructuring Costs—In the second quarter of 2002 AMT adopted a restructuring plan that called for the closure of its remaining sales and service branches and significant reductions in the number of employees in mid-June. As part of the restructuring, a total of 49 employees were terminated, comprised of field sales and service personnel, manufacturing employees and administrative personnel. As of September 30, 2002 AMT had vacated all of its former sales and service centers. Costs such as employee severance, lease termination costs and other exit costs have been recorded as of the date the restructuring plan was finalized. None of the expenses accrued as part of the restructuring have any benefit for future operations. Certain costs were estimated based on the latest available information. Restructuring costs were allocated to the Division based on the Division’s revenues versus total AMT revenues.

Equipment—Equipment is stated at cost less accumulated depreciation and includes only the equipment purchased by Biolase. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Accumulated depreciation aggregated $11,703, $7,236 and $12,270 at December 31, 2002 and 2001 and March 31, 2003, respectively.

Intangible assets—During 2001, the Company’s distributorship agreement with its Japanese supplier expired. The Company has been unable to secure a distributor for its products in Japan. As a result, sales in Japan were nominal in 2002. The Company had intangible assets with a carrying value of $615,924 relating to various rights to distribute products to Japan. These circumstances are indicative of an impairment of these intangible assets. These intangible assets were charged off December 2002 in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which was adopted on January 1, 2002. This impairment expense is included in Selling, General and Administrative Expenses in the statement of revenues and expenses.

Revenue Recognition—The Division recognizes revenue from product sales when all of the following criteria are met: 1) a contract or sales arrangement exists; 2) products have been shipped and title has been transferred or services have been rendered; 3) the price of the products or services is fixed or determinable; 4) no further obligation exists on the part of the Division (other than warranty obligations); and 5) collectibility is reasonably assured. The Division recognizes the related estimated warranty expense when title is transferred to the customer, generally upon shipment. The Division has licensed technology to various companies for use in certain of their products. The royalties from these licenses are based on actual product sold by these companies. Accordingly, the Division recognizes royalty revenues as product is sold. The Division recognizes revenue on certain sales to two of its international distributors under terms that require shipment to a local independent

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

warehouse. The Division’s policy is to include shipping and handling costs, net of the related revenues, which are not material in costs of goods sold. There are no significant estimates or assumptions involved in determining the appropriate recognition of revenues.

Stock Based Compensation—AMT grants stock options for a fixed number of shares to employees with an exercise price no less than the fair value of the shares at the date of grant. AMT accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants. Had the Company accounted for the stock under the fair value method, the Division’s net loss would not have been significantly impacted.

Income Taxes —The Division’s operations are included in the consolidated tax returns of AMT. Income tax expense (benefit) was allocated to the Division based on the pro rata revenues of the Division versus AMT as a whole for each of the respective periods included in the accompanying financial statements.

Advertising—The Division expenses advertising costs as incurred. Advertising expense approximated $131,000 and $73,000 in 2002 and 2001, respectively and $55,000 and $1,000 for the three months ended March 31, 2002 and 2003, respectively.

New Accounting Standards and Disclosures—In July 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. It supersedes the guidance in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” Under EITF 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. Under SFAS 146, an entity’s commitment to a plan does not, by itself, create a present obligation that meets the definition of a liability. SFAS 146 also establishes that fair value is the objective for the initial measurement of the liability. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS 146 did not have a material impact on the Company.

NOTE 3—LITIGATION AND CONTINGENCIES

As part of the consideration in the execution of the Asset Purchase Agreement with BioLase, AMT and BioLase agreed to enter into a Stipulation for Dismissal with Prejudice in the patent infringement lawsuit filed by BioLase against AMT in the U.S. District Court for the Central District of California, Southern District. The stipulation settles all matters between the parties arising from that lawsuit, dismisses the complaint and prohibits BioLase from bringing any further action based on the alleged patent infringement.

Also in connection with the Asset Purchase Agreement with BioLase, AMT agreed to cooperate with BioLase in the defense of the patent infringement lawsuit filed in the Federal District Court for the Central District of California by Diodem LLC. That suit, in which AMT has not been served, alleges patent infringement on four patents and seeks injunctive relief and an unspecified amount of actual and trebled damages. Because the assets which were alleged to infringe on Diodem patents were sold to BioLase in the Asset Purchase Agreement, AMT assigned to BioLase its rights to recovery under that lawsuit, and BioLase agreed to indemnify AMT against any loss it may incur as a result of its cooperation with BioLase to take action it would not otherwise have taken in the defense of the suit.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

The Company is involved in certain other litigation and claims arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the statement of selected assets and liabilities or statements of revenues and expenses of the Division.

NOTE 4—CHANGES IN DIVISIONAL EQUITY

Divisional Equity, January 1, 2001	$3,618,565
Net loss	(1,714,833)
Intercompany transactions	396,514

Divisional equity, December 31, 2001	2,300,246
Net loss	(3,750,635)
Intercompany transactions	1,980,065

Divisional equity, December 31, 2002	529,676
Net loss	(109,547)
Intercompany transactions	(168,267)

Divisional equity, March 31, 2003	$251,862

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 26, 2003	BIOLASE TECHNOLOGY, INC., (Registrant)

	By:	/s/ EDSON J. ROOD
Edson J. Rood Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)